ALPHANET SOLUTIONS, INC.

           PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE
               COMPANY FOR THE 2000 ANNUAL MEETING OF SHAREHOLDERS

           The undersigned hereby constitutes and appoints Stanley Gang and Jack
P. Adler, and each of them, the true and lawful agent and proxy of the undersigned with full power of substitution in each, to represent and to vote on behalf of the undersigned all of the shares of AlphaNet Solutions, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company (the "Meeting") to be held at the offices of the Company at 7 Ridgedale Avenue, Cedar Knolls, New Jersey at 9:00 a.m., local time, on Friday, May 19, 2000, and at any adjournment or adjournments thereof, upon the following matters more fully described in the Notice of Annual Meeting of Shareholders and Proxy Statement for the Meeting (receipt of which is hereby acknowledged).

           This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of the nominees for director as named in the Proxy Statement and FOR Items 2, 3 and 4.



                  (continued and to be signed on reverse side)

Please mark your votes as in this example

  VOTE FOR all nominees listed at             VOTE WITHHELD
  right, except vote withheld from            from all nominees
  the following nominees (if any)

             |_|                                   |_|

1.    ELECTION OF DIRECTORS

Nominees:  Stan Gang
           Donald A. Deieso
           Michael Gang
           Ira Cohen
           Thomas F. Dorazio

VOTE FOR all the nominees listed above, vote withheld from the following nominees (if any),

----------------------------------------------------------------------

2.    APPROVAL OF PROPOSAL TO                  FOR          AGAINST
      RATIFY THE AMENDMENT TO THE
      1995 STOCK PLAN.                         |_|             |_|

3.    APPROVAL OF ISSUANCE OF                  FOR          AGAINST
      WARRANTS TO FALLEN ANGEL
      CAPITAL LLC.                             |_|              |_|

4.    APPROVAL OF PROPOSAL TO
      RATIFY THE APPOINTMENT OF
      PRICEWATERHOUSECOOPERS, LLP
      AS THE  INDEPENDENT                      FOR          AGAINST
      ACCOUNTANTS OF THE COMPANY
      FOR THE YEAR ENDING DECEMBER 31, 2000.   |_|              |_|

5.    In their discretion, the proxies are
      authorized to vote upon other matters
      as may properly come before the Meeting.

I Will   |_|             Will Not        |_|
              attend the Meeting


           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

Signature of Shareholder ______________________________
Signature of Shareholder ______________________________
Dated:______________________

Note: This proxy must be signed exactly as the name appears hereon. When shares are held by joint tenants, both should sign. If the signer is a corporation, please sign in full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.